As filed with the Securities and Exchange Commission on May 22, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RED LION HOTELS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Washington	91-1032187
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1550 Market St. #350, Denver, Colorado 80202

(509) 459-6100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Gregory T. Mount

President and Chief Executive Officer

1550 Market St. #350, Denver, Colorado 80202

(509) 459-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Erin Joyce Letey

Fox Rothschild LLP

1001 Fourth Avenue, Suite 4500

Seattle, WA 98154

Telephone: (206) 624-3600

Facsimile: (206) 389-1708

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per Share (1)	Proposed Maximum aggregate offering price (1)(2)	Amount of registration fee
Common stock, par value $.01 per share	3,738,401	$10.40	$38,879,370.40	$4,840.48

(1)	Estimated solely for the purpose of calculating the registration fee. The estimate is made pursuant to Rule 457(c) of the Securities Act of 1933 based on $10.40 per share, which represents the average of the high and low sales prices of the Registrant’s common stock on May 17, 2018 as reported on the New York Stock Exchange.
(2)	The Registrant will not receive any proceeds from the sale of its common stock by the selling shareholder.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 22, 2018

PROSPECTUS

3,738,401 Shares

Common Stock

This prospectus relates to 3,738,401 shares of common stock of Red Lion Hotels Corporation which may be offered for sale from time to time by the selling shareholder named under “Selling Shareholder,” which is affiliated with a member of our board of directors.

All of the proceeds from the sale of the shares covered by this prospectus will be received by the selling shareholder. We will not receive any proceeds from the sale of these shares.

Our common stock trades on the New York Stock Exchange under the symbol “RLH.” On May 17, 2018, the closing price of our common stock was $10.45 per share.

The selling shareholder or its pledgees, donees, transferees, assignees or successors-in-interest may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholder will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear 25% of all other costs, expenses and fees in connection with the registration of the shares, and the selling shareholder will reimburse us for the remaining 75%. See “Plan of Distribution” beginning on page 8 for more information about how the selling shareholder may sell or dispose of the shares of common stock offered hereby.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED HEREIN UNDER THE HEADING “RISK FACTORS” AND UNDER THE HEADING “RISK FACTORS” CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May     , 2018

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not, and the selling shareholder has not, authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus and any applicable prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security.

Neither we nor the selling shareholder are making an offer to sell or seeking an offer to buy shares of our common stock under this prospectus or any applicable prospectus supplement in any jurisdiction where the offer or sale is not permitted. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

We urge you to read carefully this prospectus and any applicable prospectus supplement, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information.”

SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information appearing in or incorporated by reference into this prospectus, including our consolidated financial statements and related notes, and the risk factors beginning on page 4 before deciding whether to purchase shares of our common stock. In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “our company,” and “RLHC” refer to Red Lion Hotels Corporation and, as the context requires, all of its subsidiaries, including Red Lion Hotels Holdings, Inc., Red Lion Hotels Franchising, Inc., Red Lion Hotels Management, Inc. and Red Lion Hotels Limited Partnership, all of which are wholly owned, and RL Venture LLC, in which we currently hold a 55% member interest, RLS Balt Venture LLC, in which we currently hold a 73% member interest, RLS Atla Venture LLC, in which we currently hold a 55% member interest, and RLS DC Venture LLC, in which we currently hold a 55% member interest.

We are an international hospitality company engaged in the franchising, management and ownership of upscale, midscale and economy hotels primarily under the Hotel RL, Red Lion Hotels, Red Lion Inn & Suites, GuestHouse, Settle Inn, Americas Best Value Inn, and Canadas Best Value Inn brands. Established in 1959, we own, manage or franchise over 1,000 hotels system wide.

Our company was incorporated in the state of Washington on April 25, 1978. Our principal executive offices are located at 1550 Market St. #350, Denver, Colorado 80202. Our telephone number is (509) 459-6100. Our website is located at www.redlion.com. Information contained on, or that can be accessed through, our website is not part of this prospectus.

On June 15, 2015, we entered into a registration rights agreement (the “Registration Rights Agreement”) with HNA RLH Investments LLC, the selling shareholder, providing for the registration of the resale of the shares held by the selling shareholder and its affiliates from time to time. As of May 18, 2018, the selling shareholder owned 3,738,401 shares of our common stock, or approximately 15.4% of our outstanding shares of common stock. This registration statement is being filed pursuant to a notice submitted to us by the selling shareholder named below under the demand registration provisions in the Registration Rights Agreement.

OFFERING

Issuer	Red Lion Hotels Corporation

Selling Shareholder	HNA RLH Investments LLC

Common Stock Offered by Selling Shareholder	3,738,401 shares of common stock

Use of Proceeds	The proceeds from the sale of the securities covered by this prospectus will be received by the selling shareholder. We will not receive any of the proceeds from any sale of the shares of common stock offered by this prospectus. See “Use of Proceeds.”

Listing of Common Stock	Our common stock is listed on the New York Stock Exchange under the ticker symbol “RLH”.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We may, in some cases, use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “will,” or “may,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements may include statements about:

•	economic cycles;

•	changes in future demand and supply for hotel rooms;

•	competitive conditions in the lodging industry;

•	relationships with franchisees and property owners;

•	relationships with joint venture partners;

•	impact of government regulations;

•	ability to obtain financing;

•	changes in energy, healthcare, insurance and other operating expenses;

•	ability to locate lessees for rental property;

•	dependency upon the ability and experience of our executive officers and our ability to retain or replace them;

•	our cash needs; and

•	our financial performance.

There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the documents identified in “Risk Factors” below, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference into this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents we incorporate by reference into this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

RISK FACTORS

Investing in our common stock involves risk. Before you invest in our common stock you should carefully consider the specific risks set forth below and under similar sections in the documents we incorporate by reference into this prospectus, including those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2017. You should also carefully consider the information set forth under “Risk Factors” in any applicable prospectus supplement and in our filings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to our most recent Annual Report on Form 10-K, incorporated by reference herein. Any of these risks could cause our actual results to vary materially from recent results or from anticipated future results or could materially and adversely affect our business, financial condition and results of operations. This effect could be compounded if multiple risks were to occur. The occurrence of any of these risks might cause you to lose all or part of your investment.

Sales of a substantial number of shares of our common stock in the public market, including the shares offered under this prospectus and under other registration statements, could lower our stock price and impair our ability to raise funds in new stock offerings.

If our shareholders sell substantial amounts of our common shares, the market price of our common shares could decrease. We have 24,211,174 common shares outstanding as of April 30, 2018. In addition, we may sell additional common shares in subsequent offerings. Under this registration statement, we are registering the resale of 3,738,401 common shares held by the selling shareholder, which represents approximately 15.4% of our outstanding common stock.

We cannot predict the size of future issuances of common shares or the effect, if any, that future issuances and sales of common shares, including the shares offered under this registration statement, other registration statements, and shares available for resale under Rule 144 under the Securities Act, or the perception that such sales could occur, may have on the market price of our common shares or our ability to raise additional capital through the sale of equity securities. With any additional issuance of common shares, investors will suffer dilution and we may experience dilution in our earnings per share.

USE OF PROCEEDS

The selling shareholder will receive all of the net proceeds from the resale of its shares of common stock pursuant to any applicable prospectus supplement. We will not receive any proceeds from the sale of our common stock by the selling shareholder.

The selling shareholder will pay any underwriting discounts and commissions incurred by the selling shareholder. Pursuant to the Registration Rights Agreement, the selling shareholder will reimburse us for 75% of the costs, fees and expenses incurred by us in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

SELLING SHAREHOLDER

When we refer to the “selling shareholder” in this prospectus, we mean the person or entity specifically identified in the table below, as well as the permitted transferees, pledges, donees, assignees, successors and other successors-in-interest who may subsequently hold any of the selling shareholder’s interests other than through a public sale.

We are registering 3,738,401 shares of our common stock for resale by the selling shareholder named below. The selling shareholder named below acquired the shares of our common stock being offered under this prospectus in privately negotiated transactions with an existing shareholder in June 2015 and October 2016, as described below, and in open market purchases in December 2015. In connection with the selling shareholder’s acquisition of our outstanding common stock, we entered into the Investor Agreement (as defined below) and the Registration Rights Agreement with the selling shareholder which provided the selling shareholder with demand and piggyback registration rights. We have prepared this prospectus pursuant to a notice submitted to us by the selling shareholder named below under the demand registration provisions in the Registration Rights Agreement.

The following table sets forth the number of outstanding shares of our common stock owned by the selling shareholder as of May 18, 2018. The percentage of common stock owned by the selling shareholder is calculated based on 24,211,174 shares outstanding on April 30, 2018. The amounts and information set forth below are based upon information provided to us by the selling shareholder or his, her or its representative, or on our records, as of May 18, 2018.

The table below assumes that the selling shareholder will sell all of the shares offered by it in this offering. However, the selling shareholder may offer all, some or none of its shares of common stock. We are unable to determine the exact number of shares that will be sold, or when or if these sales will occur. In addition, the selling shareholder listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below.

We will not receive any of the proceeds from the sale of the shares offered under this prospectus.

Based on information provided to us, the selling shareholder is not an affiliate of a broker dealer. Information concerning the selling shareholder may change from time to time, and any changed information will be set forth in supplements to this prospectus to the extent required.

	Shares Beneficially Owned Prior to the Offering		Number of Shares Being Offered	Shares Beneficially Owned After Completion of the Offering
Selling Shareholder	Number	Percentage		Number	Percentage
HNA RLH Investments LLC (1)	3,738,401	15.4%	3,738,401	0	—

(1)	These shares are held directly by HNA RLH Investments LLC, the selling shareholder, which has granted sole voting and investment control with respect to these shares to HNA Investment Management LLC (“HNA Manager”). The selling shareholder is controlled by HNA Group Co., Ltd., a holding company, based in Haikou and Beijing, China. HNA Manager is controlled by its five members, none of whom individually have the power to vote or dispose of the Common Stock. The address of HNA Investment Management LLC is 1180 Avenue of the Americas, Suite 1801, New York, NY 10036

Material Relationships Between the Selling Shareholder and RLHC

Registration Rights Agreement

In connection with the selling shareholder’s acquisition of 2,987,343 shares of our common stock from an existing shareholder, Columbia Pacific Opportunity Fund, L.P., on June 15, 2015, we entered into the Registration Rights Agreement with the selling shareholder, pursuant to which the selling shareholder has certain rights, subject to the terms and conditions set forth in the agreement, to require us to file a registration statement covering shares owned by the selling shareholder, to use our reasonable best efforts to cause such registration statement to become effective as soon as is reasonably possible, and to cooperate with the selling shareholder if the shareholder desires to sell their shares in an underwritten offering. The Registration Rights Agreement also grants the selling shareholder certain customary incidental, or “piggyback,” registration rights to participate in registrations that we initiate for our own account or other security holders. We have prepared this prospectus pursuant to a notice submitted to us by the selling shareholder under the demand registration provisions in the Registration Rights Agreement.

Investor Agreement

In connection with the selling shareholder’s acquisition of our shares, we also entered into an investor agreement with the selling shareholder and its affiliate, HNA Investment Management LLC, on June 15, 2015 (the “Investor Agreement”) pursuant to which the selling shareholder has the right to appoint one individual to our board of directors and to the committees thereof, subject to our customary director candidate vetting process. Mr. Enrico Marini Fichera sits on our board of directors pursuant to the rights granted to the selling shareholder in the Investor Agreement.

If at any time the selling shareholder, or any of its affiliates, cease to hold at least five percent (5%) of the total issued and outstanding shares of our common stock on a fully diluted basis, Mr. Enrico Marini Fichera will be required to resign from our board of directors and the selling shareholder’s rights under the Investor Agreement to appoint an individual to our board of directors will terminate.

Under the Investor Agreement, the selling shareholder has also agreed that it will not, directly or indirectly, acquire beneficial ownership of our common stock if, after giving effect to such acquisition, the selling shareholder and its affiliates would, in the aggregate, beneficially own more than 25% of our total issued and outstanding common stock on a fully diluted basis, which percentage may be increased to 30% under certain circumstances.

Material Transactions with Selling Shareholder

Effective March 29, 2016, our wholly owned subsidiary, Red Lion Hotels Management, Inc., entered into a one-year contract to manage the Hudson Valley Resort and Spa, a hotel located in Kerhonkson, New York. The contract is now on a month-to-month basis, and we continue to provide services to the Hudson Valley Resort and Spa under this agreement. The hotel is owned by HNA Hudson Valley Resort & Training Center LLC, an affiliate of the selling shareholder (“HNA Hudson Valley”). HNA Hudson Valley is controlled by HNA Group North America LLC. Enrico Marini Fichera, one of our directors, serves as the Head of Investments for HNA Group North America LLC.

Under the management contract with HNA Hudson Valley, our subsidiary is entitled to a monthly management fee equal to $8,333, or three percent of the hotel’s gross operating revenues, whichever is greater, plus reimbursement of costs and expenses associated with management of the property, including personnel costs, amounts paid to third parties for goods and services related to the operation of the hotel, taxes and centralized services fees. During the years ended December 31, 2017 and 2016, we recognized management fee revenue from HNA Hudson Valley equal to $110,000 and $87,000, respectively, of which $100,248 remains unpaid at December 31, 2017. In addition, HNA Hudson Valley has failed to reimburse our subsidiary for reimbursable expenses as required by, and in breach of, the management contract. In December 2017, after negotiations with our company regarding the outstanding receivable, HNA Hudson Valley paid $500,000 of the balance then due and owing to our subsidiary, leaving an unpaid balance of $100,248 in management fees and $1,419,449 in unreimbursed expenses, and agreed to pay the remaining balance on or before April 30, 2018. HNA did not pay the outstanding balance on April 30, 2018, but did make an additional $500,000 payment on May 8, 2018, and agreed that the remaining balance would be paid before May 31, 2018. The unpaid balance as of May 15, 2018, which includes additional unreimbursed expenses incurred in 2018, is $1,472,256.43, consisting of $133,580 in unpaid management fees and $1,338,676.43 in unreimbursed expenses.

PLAN OF DISTRIBUTION

We are registering 3,738,401 shares of our common stock for possible sale by the selling shareholder. The selling shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling shareholder may, from time to time, sell any or all of its shares of common stock on the New York Stock Exchange or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the NYSE or any other applicable national securities exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus supplement and accompanying prospectus.

Broker-dealers engaged by the selling shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholder.

The selling shareholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act. If we are notified by the selling shareholder that any arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file an amendment to this prospectus supplement. If the selling shareholder uses this prospectus supplement and accompanying prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The selling shareholder and any broker-dealer or agents participating in the distribution of the shares of common stock may be deemed to be ‘‘underwriters’’ within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. If the selling shareholder is an ‘‘underwriter’’

within the meaning of Section 2(11) of the Securities Act, it will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The selling shareholder also may transfer the shares of common stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement and accompanying prospectus and may sell the shares of common stock from time to time under this prospectus supplement and accompanying prospectus after we have filed an amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling shareholders to include the transferee or other successors in interest as selling shareholders under this prospectus supplement.

There can be no assurance that the selling shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholder will pay any underwriting discounts and commissions on the shares sold in this offering. The selling shareholder will reimburse us for 75% of the costs, fees and expenses incurred by us in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

We will indemnify the selling shareholder against certain liabilities, including liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the selling shareholder will be entitled to contribution. We may be indemnified by the selling shareholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related Registration Rights Agreement, or we may be entitled to contribution.

LEGAL MATTERS

Our legal counsel, Fox Rothschild, LLP, Seattle, Washington, will pass upon the validity of the securities offered hereby.

EXPERTS

The consolidated financial statements as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 incorporated by reference into this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm (the report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the company’s internal control over financial reporting as of December 31, 2017), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting

LIMITATION ON LIABILITY AND DISCLOSURE OF SEC POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our articles of incorporation and bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the Washington Business Corporation Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov. We maintain a website at http://www.redlion.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on April 2, 2018;

•	Our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2018, as filed with the SEC on May 9, 2018;

•	Our current reports on Form 8-K filed with the SEC on February 27, 2018, March 6, 2018, March 28, 2017, April 4, 2018, April 5, 2018, April 18, 2018, April 23, 2018, May 7, 2018, May 16, 2018 and May 22, 2018 (excluding any reports or portions thereof that were furnished under Item 2.02 or Item 7.01 and any exhibits included with such items); and

•	The description of our capital stock contained in the registration statement on Form S-1/A filed with the SEC on March 10, 1998 (File No. 001-13957), including any amendment or reports filed for the purpose of updating that description.

Additionally, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (excluding any documents or portions of such documents that are furnished under Item 2.02 or Item 7.01 of a current report on Form 8-K and any exhibits included with such Items) after (i) the date of the initial registration statement and prior to effectiveness of the registration statement; and (ii) the date of this prospectus and prior to the termination or completion of this offering, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any and all documents that have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Requests for such copies should be directed to our Investor Relations Department at 1550 Market St. #350, Denver, Colorado 80202; Telephone (509) 777-6393.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The estimated expenses payable by us in connection with the issuance and distribution of the securities being registered are as follows:

SEC Registration Fee	$4,840.48
Registrant Legal Fees and Expenses*	$40,000.00
Accounting Fees and Expenses*	$15,000.00
Miscellaneous Fees and Expenses*	$0

Total	$59,840.48

*	Estimated solely for the purposes of this Item. Actual expenses may vary.

Item 15. Indemnification of Directors and Officers

Section 23B.08.510 of the Washington Business Corporation Act (as amended from time to time, the “WBCA”) authorizes Washington corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving them as a result of their service as an officer or director. Section 23B.08.560 of the WBCA authorizes a corporation by provision in its articles of incorporation to agree to indemnify a director and obligate itself to advance or reimburse expenses without regard to the provisions of Sections 23B.08.510 through .550 of the WBCA; provided, however, that no such indemnity shall be made for or on account of any (a) acts or omissions of a director that involve intentional misconduct or a knowing violation of law, (b) conduct in violation of Section 23B.08.310 of the WBCA (relating to unlawful distributions) or (c) any transaction from which a director personally received a benefit in money, property or services to which the director was not legally entitled.

Our amended and restated bylaws and amended and restated articles of incorporation provide that we shall indemnify all of our directors and officers to the full extent permitted by the WBCA. In addition, the articles contain a provision eliminating the personal liability of directors to our company or our shareholders for monetary damage arising out of a breach of fiduciary duty. Section 23B.08.510 and Section 23B.08.570 of the WBCA authorize a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for reasonable expenses incurred) arising under the Securities Act.

Pursuant to Section 23B.08.580 of the WBCA, our board of directors may authorize us, by a vote of a majority of a quorum of the board, to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of our company, or is or was serving at our request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not we would have the power to indemnify him against such liability under Section 23B.08.510 or Section 23B.08.520 of the WBCA. The board has authorized us to purchase and maintain appropriate policies of insurance on behalf of our directors and officers against liabilities asserted against any such person arising out of his or her status as such. The board may authorize us to enter into a contract with any person who is or was a director, officer, partner, trustee, employee or agent of our company or is or was serving at our request as a director, officer, employee or agent of another partnership, joint venture, trust, employee benefit plan or other enterprise providing for indemnification rights equivalent to or, if the board so determines, greater than those provided for in the byLaws. The Board has authorized us to enter into contracts providing for indemnification with any person who is or was a director or officer of our company.

We have from time to time entered into employment agreements with certain members of management containing provisions entitling the executives to indemnification for losses incurred in the course of service to us or our subsidiaries, under certain circumstances.

Item 16. Exhibits

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.2 in the Current Report on Form 8-K (Commission File No. 001-13957) filed on May 25, 2011)

3.2	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.1 in the Current Report on Form 8-K (Commission File No. 001-13957) filed on August 12, 2013)

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 in the Form S-3/A (Commission File No. 333-133287) filed on May 15, 2006)

5.1*	Opinion of Fox Rothschild LLP

10.1	Registration Rights Agreement dated June 15, 2015 between the registrant and HNA RLH Investments LLC (incorporated by reference to Exhibit 10.1 in the Quarterly Report on Form 10-Q (Commission File No. 001-13957) filed on August 5, 2015)

10.2	Investor Agreement dated June 15, 2015 among the registrant, HNA RLH Investments LLC and HNA Investment Management LLC (incorporated by reference to Exhibit 10.2 in the Quarterly Report on Form 10-Q (Commission File No. 001-13957) filed on August 5, 2015)

23.1*	Consent of Fox Rothschild LLP (included in Exhibit 5.1)

23.2*	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included in the signature pages hereto)

*	Filed herewith

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement,

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To supplement the prospectus, after the expiration of the subscription period to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8) To use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(9) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(10) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on May 22, 2018.

RED LION HOTELS CORPORATION

By:	/s/ Gregory T. Mount
Gregory T. Mount President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Gregory T. Mount and Douglas L. Ludwig, and each of them severally, his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that each of said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Gregory T. Mount Gregory T. Mount	President, Chief Executive Officer and Director (Principal Executive Officer)	May 22, 2018

/s/ Douglas L. Ludwig Douglas L. Ludwig	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 22, 2018

/s/ Robert G. Wolfe Robert G. Wolfe	Chairman of the Board of Directors	May 22, 2018

/s/ Raymond R. Brandstrom Raymond R. Brandstrom	Director	May 22, 2018

/s/ James P. Evans James P. Evans	Director	May 22, 2018

/s/ Enrico Marini Fichera Enrico Marini Fichera	Director	May 22, 2018

/s/ Joseph B. Megibow Joseph B. Megibow	Director	May 22, 2018

/s/ Bonny W. Simi Bonny W. Simi	Director	May 22, 2018

/s/ Michael Vernon Michael Vernon	Director	May 22, 2018

/s/ Alexander Washburn Alexander Washburn	Director	May 22, 2018